UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
July 29, 2005
Date of report (Date of earliest event reported)
VNUS Medical Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50988 (Commission File Number)	94-3216535 (I.R.S. Employer Identification No.)
2200 Zanker Road, Suite F
San Jose, California 95131
(Address of Principal Executive Offices) (Zip Code)
(408) 473-1100
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement.
Item 5.02 Election of Directors; Appointment of Principal Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 99.1

Item 1.01 Entry Into Material Definitive Agreement.
     On July 29, 2005, the Board of Directors (the “Board”) of VNUS Medical Technologies, Inc. (“VNUS”) appointed Dennis Rosenberg the Vice President, Marketing and International Sales of the Company.
     In connection with the appointment of Mr. Rosenberg as an officer of VNUS, on July 29, 2005, the Board of VNUS granted Mr. Rosenberg a stock purchase right under the VNUS Medical Technologies, Inc. 2000 Equity Incentive Plan, as amended (the “Equity Incentive Plan”), pursuant to which Mr. Rosenberg may purchase 20,000 restricted shares of VNUS common stock (the “Common Stock”) for a purchase price of $0.01 per share subject to the terms and conditions of a Restricted Stock Purchase Agreement. Provided that Mr. Rosenberg remains employed with VNUS, the restrictions lapse on five thousand (5,000) of the shares on July 29, 2006. Thereafter, subject to Mr. Rosenberg’s continued employment with VNUS, the restrictions lapse on two thousand five hundred (2,500) shares of Common Stock every six months so that the restrictions on all of the shares lapse at the end of Mr. Rosenberg’s fourth year of employment with VNUS.
     A copy of the Stock Purchase Right Grant Notice and Restricted Stock Purchase Agreement is attached hereto as Exhibit 10.1.
     Also in connection with Mr. Rosenberg’s appointment as an officer of VNUS, on July 29, 2005, the Board of VNUS granted Mr. Rosenberg a stock option award under the Equity Incentive Plan for 60,000 shares of Common Stock with an exercise price equal to the fair market value of a share of Common Stock on July 29, 2005. Provided that Mr. Rosenberg remains employed with VNUS, the stock option will vest twenty five percent (25%) on July 29, 2006. Thereafter, subject to Mr. Rosenberg’s continued employment with VNUS, the stock option will vest in equal amounts over thirty six (36) months so that the stock option is 100% vested at the end of Mr. Rosenberg’s fourth year of employment with VNUS.
     VNUS has entered into an offer letter with Mr. Rosenberg. Pursuant to the terms of the offer letter, Mr. Rosenberg will be paid an annual base salary of $200,000 and will be eligible to participate in VNUS’ officer bonus plan with a maximum bonus of approximately twenty five percent (25%) of Mr. Rosenberg’s base salary. The offer letter also provides for the granting of the stock option and stock purchase right discussed in more detail above.
     A copy of Mr. Rosenberg’s offer letter is attached hereto as Exhibit 10.2.
Item 5.02 Election of Directors; Appointment of Principal Officers.
     (c) On July 29, 2005, the Board of VNUS appointed Dennis Rosenberg, age 51, Vice President, Marketing and International Sales of VNUS. From 1999 to present, Mr. Rosenberg owned and operated Metaphor Media, a company that provided marketing services to companies operating primarily in the medical and technology industries. From 2004 to present, Mr. Rosenberg was a principal and creative director of London Road Marketing Group, a marketing communications company. From 2002 to 2004, Mr. Rosenberg was a marketing consultant. From 1997 to 2001, Mr. Rosenberg was Vice President, Marketing and Sales and a co-founder of MD DataDirect, Inc., a company that provided medical device usage data to the investment community. VNUS has entered into an offer letter with Mr. Rosenberg, the terms of which are described under Item 1.01 of this Report above.
     (d) On July 29, 2005, the Board of VNUS increased the size of the Board from five to six members and, upon the recommendation of the Governance and Nominating Committee of the VNUS Board, appointed Michael J. Coyle, age 43, to the Board. From February 2001 through the present, Mr. Coyle has served as President, Cardiac Rhythm Management Division of St. Jude Medical, Inc., a medical device company specializing in the development and manufacturing of cardiovascular devices. From January 1997 through January 2001, Mr. Coyle served as President, Daig Division of St. Jude Medical, Inc.

Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Exhibit Number	Document
10.1	Stock Purchase Right Grant Notice and Restricted Stock Purchase Agreement

10.2	Dennis Rosenberg Offer Letter

99.1	Press Release of VNUS Medical Technologies, Inc., dated July 29, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VNUS MEDICAL TECHNOLOGIES, INC.

Date: July 29, 2005	By	/s/ Timothy A. Marcotte

Timothy A. Marcotte
Chief Financial Officer and Vice President,
Finance and Administration

EXHIBIT INDEX

Exhibit Number	Document
10.1	Stock Purchase Right Grant Notice and Restricted Stock Purchase Agreement

10.2	Dennis Rosenberg Offer Letter

99.1	Press Release of VNUS Medical Technologies, Inc., dated July 29, 2005